Exhibit 23.2


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


         As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 9, 2001, except for Note 9 to the financial statements, as to which the date is March 14, 2001, included in MDI Entertainment, Inc.'s Form 10-KSB for the seven months ended December 31, 2000 and to all references to our Firm included in this registration statement.


                                                        /s/ Arthur Andersen LLP

Hartford, Connecticut
December 28, 2001